Exhibit h (xxiv)
Letter Agreement to the Administration and Servicing Agreement

USAA Asset Management Company

9800 Fredericksburg Road

San Antonio, TX 78288

Gentlemen:

Pursuant to paragraph l(b) of the Administration and Servicing Agreement, dated as of August 1, 2001, between USAA Mutual Funds Trust (the Trust) and USAA Investment Management Company, as amended and transferred to USAA Asset Management Company (the Administrator) pursuant to the Transfer and Assumption Agreement dated December 31, 2011 (Administration and Servicing Agreement), please be advised that the Trust has established a new class (New Class) of two currently existing series (each, a Fund) as set forth below. Please be further advised that the Trust desires to retain the Administrator to render administration and shareholder servicing services under the Administration and Servicing Agreement to the New Class of shares of each Fund at the fees stated below:

USAA Intermediate-Term Bond Fund ETF Shares	0.10%
USAA Short-Term Bond Fund ETF Shares	0.10%

Section 2(k). With respect to the New Class of each Fund, the Trust interprets Section 2(k) of the Agreement to require the Administrator, as necessary, to execute orders for conversion of a mutual fund class of shares into the New Class of shares of the Fund in connection with any conversion offered by the Trust for such mutual fund shares.

Sections 2(m) and (q). With respect to the New Class of each Fund, the Administrator shall, consistent with its responsibilities under Sections 2(m) and (q) of the Agreement, administer the website required for the operation of the New Class including by, among other things: publishing, on each business day prior to the opening of trading of shares of the New Class on a national securities exchange, the portfolio holdings of each Fund that will form the basis for the calculation of the respective Fund’s NAV on that business day; and publishing the NAV of the ETF Share class and the premium and discount information required by the exemptive relief on which the operation of the New Class relies.

Revised Exhibit A to the Administration and Servicing Agreement, reflecting the addition of the New Class of shares of each Fund to the Administration and Servicing Agreement, is attached hereto as Exhibit A and is hereby approved.

Please state below whether you are willing to render such services at the fees stated above.

USAA MUTUAL FUNDS TRUST

Attest:	/S/ JAMES G. WHETZEL	By:	/S/ DANIEL S. MCNAMARA
	James G. Whetzel		Daniel S. McNamara
	Secretary		President

Dated: February 25, 2016

We are willing to render services to the New Classes at the fees state above. In addition, we approve Exhibit A hereto as revised Exhibit A to the Administration and Servicing Agreement.

USAA MUTUAL FUNDS TRUST

Attest:	/S/ JAMES G. WHETZEL	By:	/S/ BROOKS ENGLEHARDT
	James G. Whetzel		Brooks Englehardt
	Secretary		President

Dated: February 25, 2016

EXHIBIT A - LISTING OF FUNDS AND FEES

Aggressive Growth Fund	0.25%
Aggressive Growth Fund - Institutional Shares	0.10%
Capital Growth Fund	0.15%
Capital Growth Fund - Institutional Shares	0.10%
California Bond Fund	0.15%
California Money Market Fund	0.10%
Cornerstone Conservative Fund	0.00%
Cornerstone Moderately Conservative Fund	0.15%
Cornerstone Moderate Fund	0.15%
Cornerstone Moderately Aggressive Fund	0.15%
Cornerstone Aggressive Fund	0.15%
Cornerstone Equity Fund	0.00%
Emerging Markets Fund	0.15%
Emerging Markets Fund - Institutional Shares	0.10%
Extended Market Index Fund	0.25%*
First Start Growth Fund	0.15%
Flexible Income Fund	0.15%
Flexible Income Fund - Institutional Shares	0.10%
Global Equity Income Fund	0.15%
Global Equity Income Fund - Institutional Shares	0.10%
Global Managed Volatility Fund	0.15%
Global Managed Volatility Fund - Institutional Shares	0.05%
Government Securities Fund	0.15%
Government Securities Fund - Institutional Shares	0.10%
Growth & Income Fund	0.15%
Growth & Income Fund - Institutional Shares	0.10%
Growth and Tax Strategy Fund	0.15%
Growth Fund	0.15%
Growth Fund - Institutional Shares	0.10%
High Income Fund	0.15%
High Income Fund - Institutional Shares	0.10%
Income Stock Fund	0.15%
Income Stock Fund - Institutional Shares	0.10%
Income Fund	0.15%
Income Fund - Institutional Shares	0.10%
Intermediate-Term Bond Fund	0.15%
Intermediate-Term Bond Fund - ETF Shares	0.10%

Intermediate-Term Bond Fund - Institutional Shares	0.10%
International Fund	0.15%
International Fund - Institutional Shares	0.10%
Managed Allocation Fund	0.05%
Money Market Fund	0.10%
Nasdaq-I 00 Index Fund	0.15%
New York Bond Fund	0.15%
New York Money Market Fund	0.10%
Precious Metals and Minerals Fund	0.15%
Precious Metals and Minerals Fund - Institutional Shares	0.10%
Real Return Fund	0.15%
Real Return Fund - Institutional Shares	0.10%
S&P 500 Index Fund	0.06%
Science & Technology Fund	0.15%
Short-Term Bond Fund	0.15%
Short-Term Bond Fund - ETF Shares	0.10%
Short-Term Bond Fund - Institutional Shares	0.10%
Small Cap Stock Fund	0.15%
Small Cap Stock Fund - Institutional Shares	0.10%
Target Managed Allocation Fund	0.05%
Target Retirement Income Fund	0.00%
Target Retirement 2020 Fund	0.00%
Target Retirement 2030 Fund	0.00%
Target Retirement 2040 Fund	0.00%
Target Retirement 2050 Fund	0.00%
Target Retirement 2060 Fund	0.00%
Tax Exempt Intermediate-Term Fund	0.15%
Tax Exempt Long-Term Fund	0.15%
Tax Exempt Money Market Fund	0.10%
Tax Exempt Short-Term Fund	0.15%
Treasury Money Market Trust	0.10%
Total Return Strategy Fund	0.15%
Total Return Strategy Fund - Institutional Shares	0.10%
Ultra Short-Term Bond Fund	0.15%
Ultra Short-Term Bond Fund - Institutional Shares	0.10%
Value Fund	0.15%
Value Fund - Institutional Shares	0.10%
Virginia Bond Fund	0.15%
Virginia Money Market Fund	0.10%
World Growth Fund	0.15%
World Growth Fund - Institutional Shares	0.10%

*	The fee is computed daily and paid monthly, at an annual rate equal to 0.25%, and up to 0.10% of this fee shall be paid to BlackRock Advisers for subadministrative services.

(a) The Trust shall pay AMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

(b) The “average net assets” of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.